UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Office Properties Income Trust, and the term “DHC” refers to Diversified Healthcare Trust.

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on April 11, 2023, we and DHC entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which we and DHC agreed that DHC would merge with and into us, with us as the surviving entity in the merger, subject to the terms and conditions of the Merger Agreement. On September 1, 2023, we and DHC mutually agreed to terminate the Merger Agreement and entered into a termination agreement, or the Termination Agreement. The mutual termination of the Merger Agreement was separately recommended by our and DHC’s respective Special Committee and approved by our and DHC’s respective Board of Trustees.

Pursuant to the Termination Agreement, the termination of the Merger Agreement is effective as of September 1, 2023. Neither we nor DHC will be required to pay any termination fee as a result of the mutual decision to terminate the Merger Agreement. We and DHC will bear our and their respective costs and expenses related to the Merger Agreement and the transactions contemplated thereby in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to our Current Report on Form 8-K on April 12, 2023, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Contemporaneously with the execution of the Merger Agreement, on April 11, 2023, we and our manager, The RMR Group LLC, or RMR, entered into a Third Amended and Restated Property Management Agreement, or the Amended Property Management Agreement. The effectiveness of the Amended Property Management Agreement was conditioned upon the consummation of the merger. Since the merger will not be consummated, the Amended Property Management Agreement will not become effective and the Second Amended and Restated Property Management Agreement between us and RMR will remain in effect.

Item 8.01. Other Information.

On September 1, 2023, we and DHC issued a joint press release announcing the mutual termination of the Merger Agreement and the cancellation of our and DHC’s respective special meetings of shareholders to be held in connection with the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Termination Agreement, dated as of September 1, 2023, by and between Office Properties Income Trust and Diversified Healthcare Trust.
99.1	Press Release, dated September 1, 2023.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

	By:	/s/ Matthew C. Brown
	Name:	Matthew C. Brown
	Title:	Chief Financial Officer and Treasurer

Dated: September 1, 2023

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